Exhibit 10.2

Caroline Beasley

August 14, 2024

RE: Employment Agreement Renewal

Dear Caroline:

Reference is made to that certain Executive Employment Agreement (the “Employment Agreement”), dated as of September 20, 2021, by and between you and Beasley Broadcast Group, Inc. (the “Company”).

The initial term of the Employment Agreement expired on July 1, 2024. Notwithstanding Section 2(b) of the Employment Agreement, this letter serves as mutual agreement between you and the Company that the term of the Employment Agreement be extended for an additional three-year period expiring on July 1, 2027 (such additional three-year term, the “Initial Term” for purposes of the Employment Agreement); provided that, for purposes of Section 4(a) of the Employment Agreement, the Initial Term will be deemed to have expired and you will continue to receive the Annual Base Salary and Base Rate of Pay (as such terms are defined in the Employment Agreement) set forth in the second sentence of such Section 4(a).

Please acknowledge your agreement with the terms of this letter by signing below and returning a signed copy of this letter to the Company within five (5) days of the date of this letter.

Sincerely,

Beasley Broadcast Group, Inc.

By: /s/ Marie Tedesco

Name: Marie Tedesco

Title: Chief Financial Officer and Executive Vice President

AGREED AND ACCEPTED:

/s/ Caroline Beasley

Caroline Beasley